Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is entered into as of December 19, 2018 by and between CBM Bancorp, Inc., a Maryland corporation (the “Company”), and [Name of Director/Executive Officer] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and executive officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or executive officer of the Company and/or is serving at the request of the Company as a director and/or executive officer of its wholly owned subsidiary, Chesapeake Bank of Maryland (the “Bank”);

WHEREAS, the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of financial institutions and their holding companies in today’s environment;

WHEREAS, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) provide that the Company shall indemnify any person who is or was a director or officer of the Company or who is or was serving at the Company’s request as a director or officer of another entity to the fullest extent required or permitted by the general laws of the State of Maryland;

WHEREAS, the Articles of the Company further provide that the indemnification and advancement of expenses provided in Article 9 thereof shall not be deemed exclusive of any other rights to which those seeking indemnification may be otherwise entitled;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to assure Indemnitee’s continued service to the Company and/or the Bank, in an effective manner and in part to provide Indemnitee with specific contractual assurance that the indemnification protection provided by the Company’s Articles and Bylaws, the Maryland General Corporation Law, and Federal laws and regulations will be available to Indemnitee (regardless of, among other things, any change in the Maryland General Corporation Law, Federal laws and regulations or any amendment to the Company’s Articles or Bylaws limiting the indemnification rights of Indemnitee or any change in the composition of the Company’s or the Bank’s Board of Directors, or any acquisition transaction relating to the Company or the Bank), and in order to induce Indemnitee to continue to provide services to the Company and to the Bank as a director and/or an executive officer thereof, the Company wishes to provide in this Indemnification Agreement for indemnification of and the advancement of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s and Bank’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the promises and commitments between the parties and of Indemnitee continuing to serve the Company directly, or at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a)    Change in Control: shall mean an event of a nature that (i) would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a direct or indirect acquisition of control of the Company or the Bank, within the meaning of the Bank Holding Company Act of 1956 or the Change in Bank Control Act, and Regulation Y of the Board of Governors of the Federal Reserve System promulgated thereunder, as in effect on the date hereof; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities or other ownership interests of the Bank, or the Company, representing twenty-five percent (25%) or more of the combined voting power of the outstanding securities of the Bank, or the Company, except for any securities purchased by an employee stock ownership plan and trust sponsored by the Bank or the Company or (b) individuals who constitute the Board of Directors of the Bank, or of the Company, on the date hereof (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Board of the Bank, or the Company, on the date hereof, or whose nomination for election by the Bank’s or Company’s shareholders or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board or (c) the occurrence of a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company, or a similar transaction in which the Bank or the Company is not the resulting entity.

(b)    Expenses: includes attorneys’ fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery, service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, being a witness in or participating in (including an appeal), or preparing to defend, be a witness in or participate in any claim relating to any Indemnifiable Event.

(c)    Indemnifiable Event: any event or occurrence that takes place either prior to or after execution of this Agreement related to the fact that Indemnitee is or was a director or executive officer of the Company, the Bank or any affiliate thereof, or is or was serving at the request of the Company as a director or executive officer of another entity, or by reason of anything done or not done by Indemnitee in any such capacity. Without limitation of any indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which twenty percent (20%) or more of the voting power or residual economic interest is held, directly or indirectly, by the Company or the Bank, or (ii) any employee benefit plan of the Company or the Bank or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company or the Bank.

(d)    Liability: any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, or fine including an excise tax assessed with respect to an employee benefit plan.

(e)    Potential Change in Control: shall be deemed to have occurred if: (i) the Company or the Bank enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company or the Bank) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f)    Proceeding: any threatened, pending or completed action, suit, proceeding or alternate dispute resolutions mechanism, or any inquiry, hearing or investigation, whether conducted by the Bank, the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternate resolution mechanism, whether civil, criminal, administrative, or investigative and whether formal or informal.

(g)    Reviewing Party: any appropriate person or body consisting of a member or members of the Board of Directors of the Company or any other person or body appointed by the Board of Directors of the Company who is not a party to the particular claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(h)    Independent Legal Counsel: Independent Legal Counsel shall refer to an attorney, selected in accordance with the provisions of Section 3 hereof, who shall not have otherwise performed services for the Company, the Bank or Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Company, the Bank or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

2. Basic Indemnification Arrangement.

(a)    In the event Indemnitee was, is or becomes at any time a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent now or hereafter authorized or permitted by law (including indemnification to the fullest extent the Company may provide for by agreement) as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all liabilities and expenses, (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities and expenses) of such Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the trust referred to in Section 4 hereof). If so requested by Indemnitee, the Company shall advance (within ten (10) business days of such request) any and all expenses to Indemnitee (an “Expense Advance”). Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or the Bank, or against any director or officer thereof unless the Company has joined in or consented to the initiation of such Proceeding.

(b)    Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has be a Change in Control, (other than a Change in Control which has been approved a majority of the Company’s Board of Directors, who were directors immediately prior to such Change in Control) the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Maryland or in the United States’ courts having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, or the legal or factual bases therefor and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c)    In the event that Indemnitee is serving as a director or officer of the Bank, the Company shall cause the Bank to diligently, promptly, on good faith, and at its own expense pursue any regulatory or other approvals required for indemnification of Indemnitee under federal regulations and all appeals or requests for reconsideration of any regulatory objection to or denial of such indemnification.

3.    Change in Control. The Company agrees that if there is a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors, who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and such Independent Legal Counsel shall determine whether Indemnitee is entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or the Articles or Bylaws of the Company, now or hereafter in effect relating to claims for Indemnifiable Events. Such Independent Legal Counsel, among other things, shall render its written opinion to the Company, and Indemnitee as to whether and to what extent Indemnitee will be permitted to be indemnified. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

4.    Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any claim relating to an Indemnifable Event, and any and all judgments, fines, penalties and settlement amounts of any and all claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any case in which the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that, upon a Change in Control, (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within ten (10) business days of a request by Indemnitee, any and all expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Company, in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpected funds in such trust shall revert to the Company, upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state and foreign tax purposes.

5.    Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within ten (10) business days of such request) advance to Indemnitee such expenses that are incurred by Indemnitee in connection with any claim asserted against or in connection with any action brought by Indemnitee for (i) indemnification or advance payment of expenses by the Company under this Agreement or any other agreement or Articles or Bylaws of the Company now or hereafter in effect relating to claims for Indemnifiable Event and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company or the Bank regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6.    Partial Indemnity, Etc. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company or the Bank for some or a portion of the liabilities and expenses, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all expenses incurred in connection therewith.

7.    Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that Indemnitee has not met the standards of conduct that make it permissible under the Maryland General Corporation Law for the Company to indemnify Indemnitee for the amount claimed. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish Indemnitee is so entitled. Neither the failure of the Company (including its Board of Directors, Independent Legal Counsel or stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Maryland General Corporation Law, nor an actual determination by the Company (including its Board of Directors, Independent Legal Counsel, stockholders or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, the entry of any order of probation before judgment or their equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8.    Non-exclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles or Bylaws of the Company, the Charter or Bylaws of the Bank, or the governing instruments of any other entity or the Maryland General Corporation Law or Federal laws and regulations, or otherwise. To the extent that a change in Maryland General Corporation Law or Federal laws and regulations (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles and Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.    No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained in the employee of the Company or any of its subsidiaries.

10.    Liability Insurance. The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, or incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer or the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as a director or officer of another entity, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement; provided that any such insurance policy shall expressly exclude coverage for a formal order assessing civil money penalties on an institution-affiliated party, as such term is defined at 12 U.S.C. § 1813(u). Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

11.    Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall de everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Articles or Bylaws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

14.    Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

15.    Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, reorganization, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director and/or executive officer of the Company or of any other enterprise at the Company’s request.

16.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.    Regulatory Limitations.

(a)    Nothing herein shall be deemed to be an agreement to pay any indemnification prohibited by Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. § 1828(k), or any orders or regulations issued by the Federal Deposit Insurance Corporation thereunder; provided, however, that in the case of an administrative proceeding or civil action initiated against Indemnitee by any federal banking agency, the Company shall take such procedures and make such determinations as may be required under such regulations to make permissible indemnification payments to Indemnitee in connection with such proceeding or action.

(b)    Notwithstanding any other provisions of this Agreement, an Indemnitee shall not be entitled to indemnification under this Agreement with respect to any proceeding for the payment of profits arising from the purchase and sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, rules and regulations promulgated thereunder, or any similar provisions of any federal, state or local statute; provided, however, that the Company shall advance expenses in connection with Indemnitee’s defense of a claim under Section 16(b), which advance shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such expenses.

18.    Governing Law. This Agreement shall be governed by and construed and enforceable in accordance with the laws of the State of Maryland, and applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws, except as may conflict with the laws of the United States of America.

19.    Previous Agreements. This Agreement constitutes the entire agreement and understanding between the Company and Indemnitee and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date written above.

	CBM BANCORP, INC.	INDEMNITEE

By:
[Name]

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